Exhibit 99.1

For more information, contact:

Ronald L. Smith

Chief Financial Officer

(336) 316-5545

Unifi Announces First Quarter Results

GREENSBORO, N.C. – October 26, 2011 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its first quarter ended September 25, 2011.

Net sales for the September quarter were $171 million, a decrease from $175 million, or 2 percent, from the September 2010 quarter. Net income for the September 2011 quarter was $286 thousand, a decrease from $10.2 million in the September 2010 quarter, and earnings per basic share decreased to $0.01 from $0.51 in the September 2010 quarter. Demand for the Company’s domestically produced polyester and nylon products softened during the quarter as apparel companies delayed purchases ahead of the holiday selling season in order to manage inventory levels. On a global basis, prices for the Company’s primary raw materials remained near their 30-year highs for the second consecutive quarter and in our Brazilian operation, the strength of the Real created a challenging operating environment for local production.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the September 2011 quarter were $8.1 million compared to $18.4 million in the September 2010 quarter.

“We believe raw materials prices reached their peak levels during the quarter, as a result of unplanned outages of feedstock production during a period of tight supply across the polyester supply chain,” said Bill Jasper, Chairman and CEO of Unifi. “We expect these prices to decline over the next few quarters, as the supply issues correct themselves and new capacity begins to come online. We also expect the destocking of the retail supply chain inventory to be completed by the end of the Company’s third fiscal quarter, with volume improvements beginning after the first of the calendar year.”

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Unifi Announces First Quarter Results – page 2

Cash-on-hand as of September 25, 2011 was $19.8 million and borrowings under our revolving credit facility were $39.9 million. During the quarter, the Company redeemed $10 million of its 11.5% Senior Secured Notes due 2014, and as of September 25, 2011, $123.7 million of senior secured notes remained outstanding.

“Interest expense in the September 2011 quarter was $900 thousand lower than the prior year quarter, which is a result of the progress we are making in our deleveraging strategy,” said Ron Smith, Chief Financial Officer of Unifi. “Since June 30, 2010, the Company has retired $55 million in principal amount of our 2014 notes and we plan to continue utilizing excess operating cash and borrowings under the revolver to redeem additional amounts of these notes.”

Jasper added, “The Company had anticipated a decline in adjusted EBITDA in the quarter based on cost variances related to raw material supply issues in the prior quarter and the business environment in Brazil. These expected issues, combined with the higher than anticipated raw materials prices and lower capacity utilization resulted in lower adjusted EBITDA levels in the quarter. Going forward, we remain positive about the state of our underlying business. The strength of retail apparel and the competitiveness of the North American trading region are strong macro trends for our business. These positive trends, along with the expected decline in raw material prices and the return of volume once the destocking of the apparel supply chain is completed, are expected to contribute to improved operating results as we move through the remainder of the fiscal year.”

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Unifi Announces First Quarter Results – page 3

The Company will host a conference call and web cast at 8:30 a.m. (Eastern Time) on October 27, 2011, to discuss the preliminary results for the first quarter of fiscal year 2012. The conference call can be accessed by dialing (888) 679-8038 (Domestic) or (617) 213-4850 (International), and entering conference number 48305272. Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=P34Y9LQJ3. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at http://www.unifi.com/ or http://investor.unifi.com/. Following management’s comments, there will be an opportunity for questions from the financial community.

A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 59603496. This replay line will be available through November 3, 2011. In addition, a replay of the web cast will also be available on the Company’s website under the “Investor Relations” section and archived for up to twelve months following the call, as will a transcript of the conference call.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.

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Financial Statements to Follow

Unifi Announces First Quarter Results – page 4

UNIFI, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited) (Amounts in Thousands)

	September 25, 2011	June 26, 2011
Assets
Cash and cash equivalents	$19,821	$27,490
Receivables, net	95,778	100,175
Inventories	135,976	134,883
Income taxes receivable	769	578
Deferred income taxes	5,576	5,712
Other current assets	4,841	5,231

Total current assets	262,761	274,069

Property, plant and equipment, net	141,797	151,027
Intangible assets, net	11,027	11,612
Investments in unconsolidated affiliates	92,340	91,258
Other non-current assets	8,606	9,410

	$516,531	$537,376

Liabilities and Shareholders’ Equity
Accounts payable	$46,036	$42,842
Accrued expenses	16,008	17,495
Income taxes payable	767	421
Current portion of long-term debt	348	342

Total current liabilities	63,159	61,100

Long-term debt	163,622	168,322
Other long-term liabilities	3,947	4,007
Deferred income taxes	3,639	4,292

Total liabilities	234,367	237,721

Shareholders’ equity	282,164	299,655

	$516,531	$537,376

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Unifi Announces First Quarter Results – page 5

UNIFI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended
	September 25, 2011	September 26, 2010
Summary of Operations:
Net sales	$171,013	$175,092
Cost of sales	159,183	153,546

Gross profit	11,830	21,546
Restructuring charges	—	363
Selling, general & administrative expenses	10,371	11,510
Provision (benefit) for bad debts	205	(41)
Other operating (income) expense, net	(41)	243

Operating income	1,295	9,471

Non-operating (income) expense:
Interest income	(647)	(743)
Interest expense	4,380	5,269
Loss on extinguishment of debt	462	1,144
Equity in earnings of unconsolidated affiliates	(3,459)	(8,951)

Income before income taxes	559	12,752
Provision for income taxes	273	2,517

Net income	$286	$10,235

Earnings per share:
Income per common share - basic	$0.01	$0.51

Income per common share - diluted	$0.01	$0.50

Weighted average shares outstanding - basic	20,086	20,057

Weighted average shares outstanding - diluted	20,431	20,379

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Unifi Announces First Quarter Results – page 6

UNIFI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Amounts in Thousands)

	For the Quarters Ended
	September 25, 2011	September 26, 2010
Cash and cash equivalents at beginning of year	$27,490	$42,691
Operating activities:
Net income	286	10,235
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(3,459)	(8,951)
Dividends received from unconsolidated affiliates	2,005	2,532
Depreciation and amortization	6,782	6,743
Non-cash compensation expense	243	347
Net loss (gain) on sale of assets	64	(65)
Loss on extinguishment of debt	462	1,144
Deferred income taxes	(874)	225
Other	(1)	7
Change in assets and liabilities, excluding effects of foreign currency adjustments	(3,687)	(8,206)

Net cash provided by operating activities	1,821	4,011

Investing activities:
Capital expenditures	(1,122)	(5,495)
Investments in unconsolidated affiliates	(360)	(225)
Proceeds from sale of assets	173	180

Net cash used in investing activities	(1,309)	(5,540)

Financing activities:
Payments of notes payable	(10,288)	(15,863)
Payments on revolving credit facility	(53,500)	(40,525)
Proceeds from borrowings on revolving credit facility	58,800	40,525
Proceeds from stock option exercises	49	—
Debt financing fees	—	(821)

Net cash used in financing activities	(4,939)	(16,684)

Effect of exchange rate changes on cash and cash equivalents	(3,242)	1,796

Net decrease in cash and cash equivalents	(7,669)	(16,417)

Cash and cash equivalents at end of period	$19,821	$26,274

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Unifi Announces First Quarter Results – page 7

Adjusted EBITDA Reconciliation

to Net Income

(Amounts in thousands)

(Unaudited)

	For the Quarters Ended
	September 25, 2011	September 26, 2010
Net income	$286	$10,235
Provision for income taxes	273	2,517
Interest expense, net	3,733	4,526
Depreciation and amortization expense	6,561	6,489

EBITDA	$10,853	$23,767

Equity in earnings of unconsolidated affiliates	(3,459)	(8,951)

Consolidated EBITDA	$7,394	$14,816

Restructuring charges	—	363
Startup costs	—	1,463
Non-cash compensation expense, net of distributions	243	347
Loss on extinguishment of debt	462	1,144
Other	43	299

Adjusted EBITDA	$8,142	$18,432

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Unifi Announces First Quarter Results – page 8

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors.

EBITDA, Consolidated EBITDA and Adjusted EBITDA

EBITDA represents net income or loss before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Consolidated EBITDA represents EBITDA adjusted to exclude equity in earnings and losses of unconsolidated affiliates. Adjusted EBITDA represents Consolidated EBITDA adjusted to exclude restructuring charges, startup costs, non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, and other adjustments. Other adjustments include gains or losses on sales or disposals of property, plant and equipment and currency and derivative gains or losses. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

EBITDA, Consolidated EBITDA and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Consolidated EBITDA and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Consolidated EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Consolidated EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA, Consolidated EBITDA, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Unifi Announces First Quarter Results – page 9

NON-GAAP FINANCIAL MEASURES

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Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces First Quarter Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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